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FOR IMMEDIATE RELEASE


          US INTERACTIVE(R) NAMES EXPERIENCED BUSINESS EXECUTIVE TO CEO

           Former Senior Executive From Pricewaterhouse Coopers, Bankers Trust and Shearson Lehman Brothers to Lead Company.

PHILADELPHIA, PA - September 8, 2000 - U.S. Interactive, Inc. (NASDAQ: USIT), an e-business solutions firm helping to transform some of the world's leading companies into dominant business enterprises, today announced that William C. Jennings, a member of the board of directors, has been named Chief Executive Officer of US Interactive. Jennings, who was appointed by US Interactive's board of directors, succeeds Stephen Zarrilli who has resigned from the company to pursue other independent business ventures.

"As one of US Interactive's first employees, we are deeply grateful to Steve Zarrilli for his enormous commitment in growing the company, taking it public and helping US Interactive evolve to become a leader in the Internet professional services industry, and we certainly wish him well in his future," said Eric Pulier, chairman, US Interactive.

Pulier added, "The Board is confident that US Interactive is in solid hands with Bill Jennings. He's an active board member who, since joining the board more than one year ago, has provided valuable leadership and guidance to US Interactive. Bill has a stellar professional backgound that will greatly benefit US Interactive as we capitalize on our global market opportunity."

With more than 36 years of successful business experience, Jennings joined US Interactive's Board of Directors in August of 1999. Jennings, an independent business consultant was previously a partner at Coopers & Lybrand and at PricewaterhouseCoopers following the company's merger. Jennings also served as senior executive vice president at Shearson Lehman Brothers and executive vice president and chief financial officer of Bankers Trust.

"Our board has granted me an enormous responsibility to lead this dynamic organization into its next phase," says Jennings. "My commitment is to help our Company continue to grow and compete effectively through successful delivery of creative and innovative solutions for our clients. I'm honored to join the talented group of people who comprise this leading organization."



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About U.S. Interactive, Inc.
US Interactive (Nasdaq:USIT) is a leading e-business solutions company that provides e2e Solutions (sm) to Global 2000 organizations. e2e Solutions utilize Internet, wireless and broadband technologies and US Interactive's world class strategic alliance network to help companies conceptualize, construct and manage e-businesses that extend from behind the Web to beyond the Web. US Interactive's proprietary e-Roadmap(R) delivery platform is customized to meet the needs of each client. The program is delivered through the IVL Methodology (sm), a process comprised of an innovation phase, a validation phase and a launch phase. The company operates several practices to service a variety of vertical markets. Founded in 1994, US Interactive has served some of the world's leading companies including adidas, AIG, Asia Online, Dairy Farm International, Deloitte Consulting, Disney Online, Sprint, Thomson Consumer Electronics and Toyota. US Interactive currently has more than 825 employees in 15 locations around the world including: Philadelphia, Los Angeles, Silicon Valley, New York, Washington, D.C., Atlanta, Boston, Chicago, Murray Hill, NJ, London, Paris, Munich, Toronto, Mumbai and Bangalore, India.

Forward Looking Statements
Certain statements made in this press release are not historical facts but are "forward looking statements" and may involve risks and uncertainties which could cause actual future results to differ materially and adversely from those anticipated by such statements. Included among the factors that could affect the Company's performance are general economic conditions; fluctuations in operating results; our ability to effectively manage future growth, to retain and efficiently integrate our executive management team, and to identify, hire, train and retain, in a highly competitive market, individuals highly skilled in the Internet and its rapidly changing technology; significant revenue concentration in a limited number of clients; the lack of long-term contracts; our ability to enter into, and retain our existing, strategic relationships; market acceptance, rapid technological change, a decline in Internet usage, and intense competition in our market; our ability to effectively integrate the operational, managerial and financial aspects of future acquisitions; and our ability to obtain financing when required. For a discussion of these and other risk factors that could affect the Company's business, see "Risk Factors" in the Company's Prospectus dated April 12, 2000.

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The US Interactive name, design, and e-Roadmap are registered service marks of
U.S. Interactive, Inc. IVL Methodology, CAPTURE, and e2e Solution are service marks of U.S. Interactive, Inc. All other company names and products are trademarks of their respective companies.


EDITOR'S NOTE:
Additional information, including other announcements, about U.S. Interactive, Inc. is available at www.usinteractive.com.

Public Relations Contacts:
Amy Goldsmith, U.S. Interactive, Inc., phone: 310-889-3191, e-mail: agoldsmith@usinteractive.com


Investor Relations Contact:
Shawn Southard, U.S. Interactive, Inc., phone: 610-382-8879, e-mail:
InvestorRelations@usinteractive.com